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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C. 20549

                          _____________

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934


Date of earliest event
  reported:  April 12, 2001


                     American Airlines, Inc.
     (Exact name of registrant as specified in its charter)


     Delaware                1-2691                     13-1502798
(State of Incorporation) ( Commission File Number)     (IRS Employer
                                                     Identification No.)


4333 Amon Carter Blvd.      Fort Worth, Texas              76155
 (Address of principal executive offices)                (Zip Code)


                       (817) 963-1234
                (Registrant's telephone number)







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Item 5.   Other Events

American Airlines, Inc. is filing herewith a press release issued on April 12, 2001 by it parent company, AMR Corporation (the Company), as Exhibit 99.1 which is included herein. This press release was issued to announce the Company has retained its investment grade status.

Item 7.  Financial Statements and Exhibits

The following exhibit is included herein:

99.1 Press Release


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                            SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        American Airlines, Inc.



                                        /s/ Charles D. MarLett
                                        Charles D. MarLett
                                        Corporate Secretary





Dated:  April 12, 2001


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                          EXHIBIT INDEX


Exhibit        Description

99.1      Press Release

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                                                Exhibit 99.1



                              Contact: Corporate Communications
                                       Fort Worth, Texas
                                       817-967-1577


FOR RELEASE:  Thursday, April 12, 2001


               AMR RETAINS INVESTMENT GRADE STATUS

     FORT WORTH, Texas - AMR Corp., the parent company of American Airlines, issued the following statement today regarding the rating of its various debt securities by Moody's Investors
Service:
     Three days after American Airlines closed its purchase of substantially all of the assets of TWA, Moody's Investors Service altered its ratings on various of the company's debt securities. All debt obligations of both American Airlines and AMR remain investment grade. Moody's downgraded American Airlines' senior unsecured debt rating to Baa3 from Baa1, and AMR Corporation's senior unsecured debt rating to Baa3 from Baa2.
     This action was not unexpected given the $625 million investment in TWA's assets and American's assumption of certain TWA aircraft lease obligations. Credit rating downgrades often initially result from a large-scale acquisition in which incremental debt is raised.
     In recent times, Moody's has conferred lower ratings on AMR Corporation debt relative to the debt of American Airlines. This treatment stems from a view that parent company obligations, such as those of AMR, are effectively subordinate to claims against assets of the operating subsidiary, in this case American Airlines. The company is currently evaluating mechanisms that would provide additional credit support to AMR unsecured obligations and plans to make an announcement regarding its intentions in the near term.
                               ###
 More Room For More Coach Passengers...Only On American Airlines

     Current AMR Corp. news releases can be accessed via the
                            Internet.
       The address is http://www.amrcorp.com/corpcomm.htm